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                                                                    Exhibit 99.1

                        Article IX of the Registrant's
           Articles of Restatement of the Articles of Incorporation
                          entitled "Indemnification"

                                   ARTICLE IX

                                INDEMNIFICATION
     A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or executive officer of the Corporation or is or was serving at the request of the Corporation as a director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or executive officer of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Kentucky Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or executive officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, such indemnitee shall be entitled to indemnification only if he or she has discharged his or her duties in good faith, on an informed basis, and in a manner the indemnitee honestly believes to be in the best interests of the Corporation; and provided, however, that, except as provided in paragraph C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

     B. Right to Advancement of Expenses. The right to indemnification conferred in paragraph A of this Section shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise and a written affirmation of the indemnitee's good faith belief that the indemnitee has discharged his or her duties in good faith, on an informed basis, and in a manner the indemnitee honestly believes to be in the best interests of the Corporation.

     C. Right of Indemnitee to Bring Suit. The right to indemnification and to the advancement of expenses conferred in paragraphs A and B of this Article shall be contract rights. If a claim under paragraph A or B of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation,



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except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to answer the unpaid amount of the claim. It shall be a defense to any such action that the indemnitee has not discharged his duties in good faith on an informed basis and in a manner he honestly believes to be in the best interests of the Corporation. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has discharged his duties in good faith, on an informed basis and in a manner he or she honestly believes to be in the best interests of the Corporation, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such aforementioned applicable standard of conduct, shall create a presumption that indemnitee has not met the aforementioned applicable standard of conduct or in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation. If the standard of care provided in paragraphs A, B, C, or F of this Article is found not to be permissible under Kentucky law, the indemnitee shall be held to the applicable standard of conduct under the Kentucky Business Corporation Act.

     D. Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expense conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these articles of incorporation, by-law, agreement, vote of stockholders of disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding office.

     E. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Kentucky Business Corporation Act.

     F. Officer's Employee's and Agent's Rights to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, ("proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as an officer, employee or agent, of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as an officer, employee or agent or in any other capacity while serving as an officer, employee or agent, may, by action of the Board of Directors, be indemnified and held harmless by the Corporation to the fullest extent authorized by the Kentucky Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the


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Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, such indemnitee shall be entitled to indemnification only if he or she has discharged his or her duties in good faith, on an informed basis and in a manner the indemnitee honestly believes to be in the best interests of the Corporation; and provided, however, that the Corporation may, by action of the Board of Directors, indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Board of Directors may, in its discretion, advance the payment of expenses.







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